SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION is dated as of January 28, 2026 (the "Settlement Date") by and between Wellgistics Health Inc. ("WGRX" or the "Company"), a corporation formed under the laws of the State of Delaware, and Silverback Capital Corporation, ("SCC"), a Delaware Corporation.

BACKGROUND:

WHEREAS, there are bona fide outstanding liabilities and obligations of the Company in the principal amount of not less than $10,712,734.16 and

WHEREAS, SCC acquired such liabilities and obligations on the terms and conditions set forth in the annexed Claim Purchase Agreement(s), subject however to the agreement of the Company and compliance with the provisions hereof; and

WHEREAS, WGRX and SCC desire to resolve, settle, and compromise among other things the liabilities and obligations as more particularly set forth on Schedule A and the Claims Purchase Agreements and debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the "Claims").

NOW, THEREFORE, the parties hereto agree as follows:

1. <u>Defined Terms.</u> As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"AGREEMENT" shall have the meaning specified in the preamble hereof.

"CLAIM AMOUNT" shall mean $10,712,734.16 (Subject to any applicable discounts pursuant to the annexed Claims Purchase Agreements).

"CLOSING PRICE" shall mean the Sale Price of the last transaction of the Common

Stock completed during the trading day immediately preceding the Settlement Date on the Principal Market.

"COMMON STOCK" shall mean the Company's common stock, $0.0001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“COURT” shall mean Circuit Courts within the Twelfth Judicial Circuit of Florida.

“DRS” shall have the meaning specified in Section 3(b).

"DTC" shall have the meaning specified in Section 3(b).

"DWAC" shall have the meaning specified in Section 3(b).

"FAST" shall have the meaning specified in Section 3(b).

“SALE PRICE” shall mean the Sale Price of the Common Stock on the Principal Market.

"PRINCIPAL MARKET" shall mean the NASDAQ (including the Nasdaq Global Select Market, the Nasdaq Global Market, and the Nasdaq Capital Market, or successor tiers), CBOE, OTC Markets Group (including OTCQX, OTCQB, and OTCID or successor tiers), or the New York Stock Exchange (including NYSE American), whichever is at the time the principal trading exchange or market for the Common Stock.

"PURCHASE PRICE" shall mean, with respect to each tranche of Settlement Shares to be issued, the applicable fixed price set forth on Schedule A (Vendor Payment Schedule) for such tranche.

“SELLER” shall mean any individual or entity listed on Schedule A, who originally owned the Claims.

"TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

"TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

"VENDOR PAYMENT SCHEDULE" shall mean Schedule A attached hereto, which sets forth the amounts, timing, sequence, and applicable fixed prices for payments to creditors.

2. Fairness Hearing. Upon the execution hereof, Company and SCC agree, pursuant to Section 3(a)(10) of the Securities Act of 1933 (the "Act"), to expeditiously submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares. Upon entry of a final court order approving the settlement and expressly authorizing reliance on Section 3(a)(10), the shares of common stock issued in settlement of the Claims shall be freely tradable and not subject to registration under the Securities Act, and no underwriting, capital-raising, or financing transaction shall be deemed to have occurred in connection therewith. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the "Order").

3. Settlement Shares. Following entry of an Order by the Court in accordance with Section 2 herein, Company shall issue and deliver to SCC shares of its Common Stock (the "Settlement Shares") as follows:

a. Subject to the entry of a final, non-appealable court order approving the settlement pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, payments to the applicable creditors shall be made in the amounts, at the times, and in the sequence set forth on

Schedule A (Vendor Payment Schedule) attached hereto, which schedule reflects the parties' agreed framework for the satisfaction and discharge of the specified vendor claims at the applicable fixed prices, with each tranche deemed to satisfy and discharge the portion of the applicable claim allocated thereto upon completion of the corresponding payment. In settlement of the Claims, Company shall issue and deliver to SCC, in one or more tranches as set forth on Schedule A and subject to Sections 3(d), 3(e), and 3(f) herein, shares of Common Stock (the "Settlement Shares"), subject to ownership limitations as set forth below, through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act. The Company shall also issue to SCC, on the issuance date(s), freely trading shares pursuant to Section 3(a)(10) of the Securities Act in accordance herewith as a Settlement Fee equal to 100,000 Shares (the "Settlement Fee Shares"). The Company shall further issue freely trading shares pursuant to Section 3(a)(10) of the Securities Act to cover legal fees and expenses incurred in connection with this transaction in an amount equal to 300,000 Shares (the "Legal Fee Shares"). Notwithstanding the foregoing, the Company and SCC may, by mutual written agreement, modify the timing, allocation, sequencing, or form of payments reflected on Schedule A, and neither party shall unreasonably withhold, condition, or delay its consent to any such modification that is consistent with the overall settlement framework and the court-approved terms.

b. No later than the first business day following the date that the Court enters the Order, time being of the essence, Company shall: (i) transmit via email, facsimile and overnight delivery an irrevocable and unconditional instruction to Company's stock transfer agent in the form annexed hereto as Exhibit B; and (ii) issue and deliver to SCC Settlement Shares and Settlement Fee Shares in one or more tranches as necessary, as Direct Registration Systems (DRS) shares to SCC's account with the Depository Transfer Company (DTC) or through the Fast

Automated Securities Transfer (FAST) program of DTC's Deposit/Withdrawal Agent Commission (DWAC) system, without any legends or restrictions on transfer, sufficient to satisfy the compromised amount, through the issuance of freely trading securities issued pursuant to Section 3(a)10 of the Securities Act. Pursuant to this Agreement, SCC may deliver a request to WGRX either directly or through Company's Transfer Agent pursuant to Exhibit "B" which states the dollar amount (designated in U.S. dollars) of Common Stock to be issued to SCC (the "Share Request" or "Conversion Notice"). The date upon which the first tranche of the Initial Issuance shares along with any Shares issued as a Settlement Fee have been received into SCC's account and are available for sale by SCC shall be referred to as the "Issuance Date". Additionally, the Company shall be fully responsible for all of the Transfer Agent's costs for each and every conversion of the Settlement Shares pursuant to this section which shall be promptly paid upon request by said Transfer Agent of WGRX. The Company further irrevocably and unconditionally authorizes the Company's Transfer Agent to provide SCC with the Company's current Share Structure, including, but not limited to the Company's current Issued and Outstanding shares at any time upon the request of SCC to the Company's Transfer Agent.

c. In accordance with Schedule A, the Company shall deliver to SCC, through the tranches set forth therein and subject to Sections 3(d), 3(e), and 3(f) herein, that number of shares (the "Final Amount") with an aggregate value equal to (A) the sum of the Claim Amount, divided by (B) the applicable Purchase Price for each tranche as set forth on Schedule A. The parties acknowledge that the number of Settlement Shares along with any Settlement Fee Shares and Legal Fee Shares to be issued pursuant to this Agreement is determinable based on the fixed prices set forth on Schedule A, subject to any modifications mutually agreed upon by the parties.

d. Upon completion of all tranches set forth on Schedule A, if the sum of shares issued exceeds the Final Amount, SCC shall promptly deliver any remaining shares to Company or its transfer agent for cancellation.

e. Notwithstanding anything to the contrary contained herein, it is the intention of the parties that the Settlement Shares, Settlement Fee Shares, and Legal Fee Shares beneficially owned by SCC, its affiliates, and any persons acting in concert with SCC, at any given time shall not exceed the number of such shares that, when aggregated with all other shares of Company then beneficially owned by SCC, its affiliates, and any persons acting in concert with SCC, or deemed beneficially owned by any of the foregoing, would result in SCC and such other persons owning more than 4.99% of all of such Common Stock as would be outstanding on such date, as determined in accordance with Section 13 of the Exchange Act and the regulations promulgated thereunder (the "Beneficial Ownership Limitation"). SCC may, upon not less than sixty-one (61) days' prior written notice to the Company, elect to increase the Beneficial Ownership Limitation to 9.99% of the outstanding Common Stock. In compliance with the foregoing, the Company agrees to deliver the Initial Issuance and any additional issuances in one or more tranches.

f. Notwithstanding anything to the contrary herein, in the event that any issuance of shares of Common Stock pursuant to this Agreement would be made at a Purchase Price that is less than the Closing Price on the Trading Day immediately preceding such issuance, the Company shall not issue shares of Common Stock pursuant to this Agreement if such issuance would result in the issuance of shares of Common Stock in excess of 19.9% of the Company's outstanding Common Stock as of the date of execution of this Agreement, unless and until the Company has obtained stockholder approval as required by Nasdaq Rule 5635. For the avoidance

of doubt, this limitation shall not apply to any issuance of shares at a Purchase Price equal to or greater than the applicable market price.

g. For the avoidance of doubt, the price used to determine the number of shares of Common Stock to be delivered pursuant to any Share Request shall be rounded up to the nearest decimal place of .00001.

4. Necessary Action. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

5. Releases. Upon receipt of all of the Settlement Shares, Settlement Fee Shares, and Legal Fee Shares for and in consideration of the terms and conditions of this Agreement, and except for the obligations, representations, indemnifications pursuant to Section 16 herein and covenants arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the "Released Parties"), of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing contained herein shall be deemed to negate or affect SCC's right and title to any securities heretofore issued to it by Company or any subsidiary of Company.

6. Representations. Company hereby represents, warrants and covenants to SCC as follows:

a. There are Five Hundred Million (500,000,000) shares of Common Stock of the Company authorized as of January 28, 2026, of which approximately One Hundred Three Million Five Hundred Fourteen Thousand One Hundred and Eight (103,514,108) shares of Common Stock are issued and outstanding as of January 28, 2026; and Three Hundred Ninety-Six Million Four Hundred Eighty-Five Thousand Eight Hundred and Ninety-Two (396,485,892) shares of Common Stock are available for issuance pursuant hereto;

b. The shares of Common Stock to be issued pursuant to the Order are duly authorized, and when issued will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

c. The shares will be exempt from registration under the Securities Act and issuable without any restrictive legend;

d. The Company shall initially reserve from its duly authorized capital stock a number of shares equal to not less than one hundred twenty-five percent (125%) of the maximum number of shares potentially issuable pursuant to this Agreement calculated using the fixed prices set forth on Schedule A in order to ensure that it can properly carry out the terms of this Agreement, which may only be released to Company once all of the Settlement Shares, Settlement Fee Shares, and Legal Fee Shares have been delivered and converted pursuant to this Agreement and Company's obligations are otherwise fully satisfied or there has otherwise been a default pursuant to the terms of this Agreement. In the event that Company effectuates a reverse split of Company's Common Stock while any obligations are owed to SCC pursuant to this Agreement by Company,

then the reserve shares shall be proportionately adjusted, and the Company shall increase such reserve from time to time as reasonably necessary to satisfy its obligations hereunder.

e. If at any time it appears reasonably likely that there may be insufficient authorized shares and/or reserve shares to fully comply with the Order, Company shall promptly increase its authorized shares and/or reserve shares to ensure its ability to timely comply with the Order;

f. As of the date of this Agreement the execution of this Agreement and performance of the Order by Company and SCC will not (1) conflict with, violate or cause a breach or default under any agreements between Company and any creditor (or any affiliate thereof) related to the account receivables comprising the Claims, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained;

g. Without limitation, the Company hereby waives any provision in any agreement related to the account receivables comprising the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court;

h. The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

i. The Company has corporate Shareholder's delegations in place with sufficient authorized capital or shall arrange a Shareholder's meeting to satisfy the legal and regulatory requirements in connection with this transaction;

j. The corporate issuance shall be made without preferential subscription rights of the existing Shareholder's or holders of securities granting access to the Company's capital;

k. This Settlement Agreement and Stipulation shall be subject to all required corporate authorizations by the Company;

l. The execution, delivery and performance of this Agreement by Company has been duly authorized by all requisite action on the part of Company and its Board of Directors (including a majority of its independent directors), and this Agreement has been duly executed and delivered by Company;

m. Company did not enter into the transaction giving rise to the Claims in contemplation of any sale or distribution of Company's common stock or other securities;

n. There has been no modification, compromise, forbearance, or waiver entered into or given with respect to the Claims. There is no action based on the Claims that is currently pending in any court or other legal venue, and no judgments based upon the Claims have been previously entered in any legal proceeding with the exceptions as contained in the Claim Purchase Agreements;

o. There are no taxes due, payable or withholdable as an incident of Seller's provision of goods and services, and no taxes will be due, payable or withholdable as a result of settlement of the Claims;

p. To Company's knowledge, Seller was not and within the past ninety (90) days has not been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with, the Company and is not an affiliate of the Company as defined

in Rule 144 promulgated under the Act, except as represented within the Claim Purchase Agreements;

q. Company is operational and is a non-shell company within the meaning of Rule 405 and all applicable Securities Rules and Registration pertaining thereto;

r. Company represents that Seller is not, directly or indirectly, utilizing any of the proceeds received from SCC for selling the Claims to provide any consideration to or invest in any manner in the Company or any affiliate of the Company;

s. Company has not received any notice (oral or written) from the SEC or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock;

t. Seller will not, directly or indirectly, receive any consideration from or be compensated in any manner by, the Company, or any affiliate of the Company, in exchange for or in consideration of selling the Claims;

u. Company represents that each Claim being purchased or obligations thereto being acquired pursuant hereto is a bona-fide Claim against the Company and that the invoices or written contract(s)/promissory notes underlying each Claim are accurate representations of the nature of the debt and the amounts owed by the Company to Seller and that the goods or services which are the subject of the Claims being purchased or obligations thereto being acquired have been received or rendered;

v. Company acknowledges that SCC or its affiliates may from time to time, hold outstanding securities of the Company which may be convertible into shares of the Company's common stock at a floating conversion rate tied to the current market price for the stock. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially in certain circumstances, including, but not necessarily limited to the circumstance

wherein the trading price of the Common Stock declines during the Valuation Period. The Company's executive officers and directors have studied and fully understand the nature of the transaction contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Settlement Shares, Settlement Fee Shares, and Legal Fee Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company. The Board of Directors of the Company has further given its consent for each conversion of shares of stock pursuant to this Agreement.

w. None of the transactions agreements or proceedings described above is part of a plan or scheme to evade the registration requirements of the Securities Act and WGRX and SCC are acting and have acted in an arms length capacity.

7. Continuing Jurisdiction. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement, and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

8. Conditions Precedent/ Default.

a. If Company shall default in promptly delivering the Settlement Shares, Settlement Fee Shares, or Legal Fee Shares to SCC in the form and mode of delivery as required by Sections 2, 3, 4 and 6 herein or otherwise fail in any way to fully comply with the provisions thereof;

b. If the Order shall not have been entered by the Court on or prior to ninety (90) days after execution of this Agreement;

c. If the Company shall fail to comply with the Covenants set forth in Section 15 hereof;

d. If Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by the Company; or if the trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market for a period of more than 5 trading days; or trading in securities generally on the Principal Market shall have been suspended or limited; or, minimum prices shall have been established for securities traded on the Principal Market, or SCC's selling broker, or eligible for delivery via DTC or DWAC; or any portion of the Common Stock is for any reason not eligible or unable to be deposited and/or cleared through SCC's broker, brokerage account and/or clearing agent for trade without restriction on the Principal Market pursuant to the requirements of this Agreement for a period of more than 5 trading days; or the Common Stock is no longer eligible for book transfer delivery via DWAC; or the Company is delinquent or has not made its required periodic Securities and Exchange Commission ("SEC") filings or disclosures in whole or in part (provided that filings made within an extension period will be considered timely); or if any time, the Sale Price for the Company's Common Stock drops to at or below $0.10 (which price shall be proportionately adjusted in the event of a reverse split); or if at any time, the thirty (30) day average volume of the trading of the Company's Common Stock drops to at or below one hundred thousand (100,000) shares per day; or there shall have been any material adverse change (i) in the Company's finances or operations, or (ii) in the financial markets such that, in the reasonable judgment of SCC, makes

it impracticable or inadvisable to trade the Settlement Shares along with any Settlement Fee Shares; and such suspension, limitation or other action is not cured within three (3) trading days; then the Company shall be deemed in default of the Agreement and Order and this Agreement and/or any remaining obligations, in whole or in part, of SCC pursuant to this Agreement shall be voidable in the sole discretion of SCC, unless otherwise agreed by written agreement of the parties;

e. In the event that the Company fails to fully comply with the conditions precedent as specified in Section 8 a. through d. herein, or the Conditions Precedent are not fully met or satisfied then the Company shall be deemed in default of the agreement and SCC, at its option and in its sole discretion, may declare Company to be in default of the Agreement and Order in whole or in part, and this Agreement and/or any remaining obligations of SCC, in whole or in part pursuant to this Agreement shall be voidable in the sole discretion of SCC, unless otherwise agreed by written agreement of the parties. In said event, SCC shall have no further obligation to comply with the terms of this agreement and may opt out of making any remaining payments, in whole or in part, if applicable, not previously made to creditors as contemplated by the Claims Purchase Agreements as referenced in Schedule A. In the event Company is declared to be in default in whole or in part, Company shall remain fully obligated to comply with the terms of this Settlement Agreement and Stipulation for issuance of shares of stock to SCC for any amount of debt previously purchased and paid for by SCC pursuant to the terms of this Settlement Agreement and Stipulation, Schedule A, as well as Order Approving same along with all Settlement fees required hereby and any amount of debt subsequently purchased and paid for by SCC in the event of a partial default. In SCC's sole discretion, SCC may declare a partial default pursuant to the terms of this Agreement, including, but not limited to Company's full compliance and satisfaction of its obligations and Conditions Precedent herein as it relates to Purchase of the Claims as more

particularly set forth on Schedule A and the Claims Purchase Agreements and debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the "Claims"). In the event that a partial default is declared, then the remaining obligations of SCC and Company pursuant to this Agreement, shall remain in full force and effect unless otherwise defaulted. In the event that Company is declared to be in default of this Agreement prior to successful deposit and clearance of the Settlement Shares and/or Settlement Fee shares, Company shall further remain fully obligated for issuance of all Settlement Fee shares pursuant to Section 3(a) herein. In the event that any Claim is required to be returned to the applicable Creditor solely as a result of the Company's uncured material breach of this Agreement, the Company shall pay to SCC an aggregate amount equal to seven percent (7%) of the unpaid amount of such Claim, which amount shall compensate SCC for reasonable out-of-pocket costs incurred in connection with the acquisition of such Claim, reasonable third-party legal and court filing fees, and SCC's time, effort, and opportunity cost. Such amount shall be payable, at SCC's election, in lieu of cash by the Company issuing to SCC freely tradable shares of its Common Stock pursuant to Section 3(a)(10) of the Securities Act. The number of shares to be issued shall be determined by dividing such aggregate amount by the lesser of (i) the Closing Price (as defined herein) or (ii) the closing price of the Common Stock on the Trading Day immediately preceding the date such Claim is returned. Such amount shall constitute SCC's sole and exclusive monetary remedy with respect to such returned Claim, and in no event shall SCC be entitled to any equity issuance, liquidated damages, or other penalty in excess of such amount. Until such amount is paid in full, SCC shall retain all right, title, and interest in and to such Claim and all rights and remedies associated therewith.

9. Amended Purchase Price. If any of the equity conditions set forth below are met, the Purchase Price for each tranche may be adjusted to a market-aligned pricing model mutually agreed upon by the Company and SCC (the "Amended Purchase Price"). The Amended Purchase Price shall not be structured as a variable rate transaction.

Equity Conditions:

a. The Sale Price of the Common Stock on the Principal Market on any Trading Day closes below the Closing Price (as defined herein).

b. The 30-day average trading volume drops below 100,000 shares.

10. Information. Company and SCC each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

11. Ownership and Authority. Company and SCC represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

12. No Admission. This Agreement is contractual and it has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of the litigation. This Agreement and each of its provisions and any orders of the Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession

as to the merits of the Action or the liability of any nature on the part of any of the parties hereto except to enforce its terms.

13. Binding Nature. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

14. Authority to Bind. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement, and that counsel has reviewed this Agreement. Company further represents and warrants that they have had corporate legal counsel review and agree to the terms of this Agreement independent of counsel of their choosing to represent Company at any fairness hearing or hearings to approve this Agreement.

15. Covenants.

a. For so long as SCC or any of its affiliates holds any shares of Common Stock, neither Company nor any of its affiliates shall vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Company; in favor of (1) an extraordinary corporate transaction, such as a reorganization, reverse stock split or liquidation, involving Company or any of its subsidiaries, except as has been disclosed publicly by Company prior to the date of this Agreement or except as required to maintain listing on Nasdaq, (2) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (3) any material change in the present

capitalization or dividend policy of Company, (4) any other material change in Company's business or corporate structure, except as has been disclosed publicly by Company prior to the date of this Agreement, (5) a change in Company's charter, bylaws or instruments corresponding thereto, except as has been disclosed publicly by Company prior to the date of this Agreement, (6) causing a class of securities of Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (7) causing a class of equity securities of Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (8) terminating its Transfer Agent (provided that the Company may replace its existing transfer agent), (9) taking any action which would impede the purposes and objects of this Settlement Agreement or (10) or entering into an agreement to do any of the above. The provisions of this paragraph may not be modified or waived without further order of the Court.
(b) Within one business day after the signing of the Settlement Order by the Court, the Company shall cause to be filed a Form 8-K with the Securities and Exchange Commission disclosing the settlement or Press Release as applicable. The Company shall further immediately file such additional SEC filings as may be or are required in respect of the transactions.

c. SCC hereby covenants that they have not provided any funds or other consideration to the Company and have no intent to do so. In no event shall any of the funds received from the sale of shares of the Company in reliance upon the Court Order be used to provide any consideration to the Company or any affiliate of the Company.

d. SCC confirms no prior shorting of the Company's stock and agrees not to engage in or indirectly affect any short sales within one hundred eighty (180) days post-closing.

16. Indemnification Company covenants and agrees to indemnify, defend and hold SCC and its agents, employees, representatives, officers, directors, stockholders, controlling persons and affiliates harmless from claims arising from or directly related to this Agreement, including, without limitation, any claim or action brought derivatively or by the Seller or Shareholders of the Company and further, harmless against any charges, claims, suits, losses, expenses, damages, obligations, fines, judgments, liabilities, costs and expenses (including actual costs of investigation and reasonable attorney's fees) whether brought by an individual or entity or imposed by a court of law or by administrative action of any Federal, State or Local governmental body or agency, administrative agency or regulatory authority directly related to arising out of, or based upon (a) any untrue statement or alleged untrue statement of a material fact made by the Company or any omission or alleged omission of the Company to state a material fact required to be stated herein or in any seller document or necessary to make the statements therein not misleading or (b) the inaccuracy or breach of any covenant, representation or warranty made by the Company contained herein or in any seller document or (c) any transaction, proposal or any other matter contemplated herein. The Company will promptly reimburse the indemnified parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any matter contemplated by this Agreement, or any action or proceeding arising therefrom, whether or not such indemnified party is a formal party to any such proceeding. This Agreement specifically includes, but is not limited to the foregoing concerning any claim that SCC is in violation of or has violated Section 5 of the Securities Act of 1933, as amended, for unlawful or unauthorized sale of securities based upon SCC's reliance on representations of Company or

misrepresentations of Company pursuant to (a), (b) or (c) herein and/or that any payments made by SCC to Creditors were fraudulent, based upon false instruments provided to SCC or not bona fide claims within the meaning of Section 3(a)(10) of the Securities Act of 1933. Notwithstanding the foregoing, the Company shall not be liable in respect of any claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) which resulted solely or in part from the willful misconduct or gross negligence of an indemnified party or the willful violation of any securities law or regulations by the indemnified party. The Company further agrees that it will not, without the prior written consent of SCC, settle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not SCC or any indemnified party is an actual or potential party to such proceeding), unless such settlement, compromise or consent includes an unconditional release of SCC and each other indemnified party hereunder from all liability arising out of such proceeding. In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Indemnification Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction and (the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case, or (ii) contribution may be required by the Company in circumstances for which an Indemnified Party is otherwise entitled to indemnification under the Agreement, then, and in each such case, the Company shall contribute to the aggregate losses, Claims and damages and/or liabilities in an amount equal to the amount for which indemnification was held unavailable.

The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with SCC's agreement hereunder except for Claims that a court of competent jurisdiction shall have determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted solely or in part from the willful misconduct of such Indemnified Party or the willful violation of any securities laws or regulations by an Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company set forth herein shall be in addition to any liability which the Company may otherwise have an shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

17. Legal Effect. The parties to this Agreement represent that each of them has been advised as to the terms and legal effect of this Agreement and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, shall supersede all prior written or oral agreements between the parties, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Agreement after having been so advised.

18. Mutual Drafting. Each party has participated jointly in the drafting of this Agreement which each party acknowledges is the result of negotiation between the parties and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

19. Failure or Indulgence Not Waiver. No failure or delay on the part of SCC in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

20. Waiver of Defense. Each party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Company further waives any defense based on the rule against splitting causes of action. The prevailing party in any motion to enforce the Order shall be awarded its reasonable attorney fees and expenses in connection with such motion. Except as expressly set forth herein, each party shall bear its own attorneys' fees, expenses and costs.

21. Signatures. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

22. Choice of Law. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in State Court sitting in the Twelfth Judicial Circuit, State of Florida.

23. Exclusivity. For the later of (i) sixty (60) days from this Agreement and (ii) SCC's final sale of all shares issued hereunder after final adjustment (the "Exclusivity Period"): (a) the Company will not, without SCC's prior written consent, enter into or discuss (x) any Section 3(a)(10) exchange, or (y) any transaction similar in effect to the transactions contemplated hereby; (b) SCC shall have the exclusive right to negotiate and execute definitive documentation reflecting the terms hereof; and (c) Right of First Refusal. Before entering into any debt or equity financing with a third party during the Exclusivity Period, the Company shall give SCC written notice of the material terms. SCC shall have three (3) days from receipt to elect, by written notice, to provide such financing on the same terms. Any breach of this Section shall be a material breach and entitle SCC to injunctive relief in addition to other remedies. In the event of any such breach by the Company that remains uncured after notice and the expiration of any applicable cure period, the Company shall pay to SCC, as liquidated damages and not as a penalty, an amount equal to seven percent (7%) of the aggregate unpaid amount of all Claims acquired by SCC pursuant to this Agreement that have not been paid, satisfied, or returned, which the parties agree represents a reasonable estimate of SCC's damages. Such amount shall be payable, at SCC's election, in lieu of cash by the Company issuing to SCC freely tradable shares of its Common Stock pursuant to Section 3(a)(10) of the Securities Act. The number of shares to be issued shall be determined by dividing such amount by the lesser of (i) the Closing Price (as defined herein) or (ii) the closing price of the Common Stock on the Trading Day immediately preceding the date such breach is declared. Notwithstanding the foregoing, SCC shall have the right, in its sole discretion, to provide written consent authorizing the Company to enter into any transaction that would otherwise be prohibited under this Section 23.

24. Inconsistency. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

25. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,

(b) the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

(d) delivery by email upon delivery,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

Company:

Wellgistics Health Inc

3000 bayport Blvd, Tampa FL 33607
Attn: Prashant Patel
Telephone No.: Prashant Patel
E-mail: patel@rxintegra.com

with a copy to:

Attn:

IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

____

By: ______________________________

Name: Prashant Patel

Title: Presidentt

____

By: ______________________________

Name: Gillian Gold

Title: Manager